ADDENDUM TO INVESTMENT COUNSEL AGREEMENT

AGREEMENT made this 11th day of September, 2025, between Longleaf Partners Fund (the “Fund”), the first series of LONGLEAF PARTNERS FUNDS TRUST, a Massachusetts business trust, and SOUTHEASTERN ASSET MANAGEMENT, INC., a Tennessee corporation (hereinafter referred to as “the Investment Counsel.”).

In consideration of the mutual covenants herein made, the Fund and the Investment Counsel understand and agree as follows:

1.	Recitations.

The Fund is an investment company registered with the Securities and Exchange Commission under the provisions of the Investment Company Act of 1940, and was organized pursuant to the Declaration of Trust of Longleaf Partners Funds Trust, originally effective on November 26, 1986, under the name Southeastern Asset Management Value Trust (the “Master Trust”). The Investment Counsel is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940. The Fund and the Investment Counsel are parties to an Investment Counsel Agreement dated August 1, 1994, and subsequently renewed from time to time (the “Agreement”) under which the Investment Counsel provides investment advisory and management services to the Fund.

2.	Renewal and Amendment.

The Investment Counsel and the Fund hereby renew the Agreement for an additional term of one year, beginning November 1, 2025, and expiring October 31, 2026.

IN WITNESS WHEREOF, the parties have executed this Addendum this 11th day of September, 2025.

Southeastern Asset Management, Inc.			Longleaf Partners Fund

	/s /Ross Glotzbach		/s/ Margaret H. Child
By:	Ross Glotzbach	By:	Margaret H. Child
	CEO		Trustee

ADDENDUM TO INVESTMENT COUNSEL AGREEMENT

AGREEMENT made this 11th day of September, 2025, between Longleaf Partners Small-Cap Fund (the “Fund”), the second series of LONGLEAF PARTNERS FUNDS TRUST, a Massachusetts business trust, and SOUTHEASTERN ASSET MANAGEMENT, INC., a Tennessee corporation (hereinafter referred to as “the Investment Counsel.”).

In consideration of the mutual covenants herein made, the Fund and the Investment Counsel understand and agree as follows:

1.	Recitations.

The Fund is an investment company registered with the Securities and Exchange Commission under the provisions of the Investment Company Act of 1940, and was organized pursuant to an amendment effective December 21, 1988 to the Declaration of Trust of Longleaf Partners Funds Trust, originally effective on November 26, 1986, under the name Southeastern Asset Management Value Trust (the “Master Trust”). The Investment Counsel is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940. The Fund and the Investment Counsel are parties to an Investment Counsel Agreement dated August 1, 1994, and subsequently renewed from time to time (the “Agreement”) under which the Investment Counsel provides investment advisory and management services to the Fund.

2.	Renewal and Amendment.

The Investment Counsel and the Fund hereby renew the Agreement for an additional term of one year, beginning November 1, 2025, and expiring October 31, 2026.

IN WITNESS WHEREOF, the parties have executed this Addendum this 11th day of September, 2024.

Southeastern Asset Management, Inc.			Longleaf Partners Small-Cap Fund

	/s /Ross Glotzbach		/s/ Margaret H. Child
By:	Ross Glotzbach	By:	Margaret H. Child
	CEO		Trustee

ADDENDUM TO INVESTMENT COUNSEL AGREEMENT

AGREEMENT made this 22nd day of December, 2025, between Longleaf Partners Global Fund (the “Fund”), a series of LONGLEAF PARTNERS FUNDS TRUST, a Massachusetts business trust, and SOUTHEASTERN ASSET MANAGEMENT, INC., a Tennessee corporation (hereinafter referred to as “the Investment Counsel.”).

In consideration of the mutual covenants herein made, the Fund and the Investment Counsel understand and agree as follows:

1.	Recitations.

The Fund is an investment company registered with the Securities and Exchange Commission under the provisions of the Investment Company Act of 1940, and was organized pursuant to an amendment effective July 2, 2012 to the Declaration of Trust of Longleaf Partners Funds Trust, originally effective on November 26, 1986, under the name Southeastern Asset Management Value Trust (the “Master Trust”). The Investment Counsel is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940. The Fund and the Investment Counsel are parties to an Investment Counsel Agreement dated August 7, 2012 (the “Agreement”) under which the Investment Counsel provides investment advisory and management services to the Fund.

Effective upon the merger of Longleaf Partners International Fund into the Fund after the close of the market December 19, 2025, the fee for the Fund shall be amended as set forth below.

2.	Amendment.

The Investment Counsel and the Fund agree that the advisory fee beginning December 22, 2025, shall be 1.00% of average daily net assets on the first $400 million and 0.75% on net assets above $400 million. Beginning December 22, 2025, the expense cap shall be reduced to 0.95%, effective through May 1, 2027.

IN WITNESS WHEREOF, the parties have executed this Addendum this 22nd day of December, 2025.

Southeastern Asset Management, Inc.			Longleaf Partners Global Fund

	/s /Ross Glotzbach		/s/ Margaret H. Child
By:	Ross Glotzbach	By:	Margaret H. Child
	CEO		Trustee